EXHIBIT 24.2


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned does hereby constitute and appoint, Gerald G. Robinson, Bryan Buchholz, Randy Robertson, Robert B. Kay, Peter Cavallaro, or any of them (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and on his or her behalf to sign, execute and file the Registration Statement and any and all amendments (including, without limitation, post-effective amendments and any amendments increasing the amount of securities for which registration is being sought) to this Registration Statement, with all exhibits and any and all documents to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.




SIGNATURE                        TITLE                               DATE

/S/ GERALD G. ROBINSON         President and                    August 29,1997
    Gerald G. Robinson         Director (principal
                               executive, financial
                               and accounting officer)

____________________           Director                         ______ __,1997

/S/ BRYAN BUCHHOLZ             Director                         August 29, 1997
    Bryan Buchholz